Exhibit

               EXHIBIT - CERTIFICATE OF FILING

     A conformed copy of Entergy Corporation's Form U-9C-3 for the quarter ended December 31, 2001 was filed with the following:

Mary W. Cochran, Esq                       Norma K. Scogin, Esq.
Arkansas Public Service Commission         Texas Attorney General's Office
1000 Center Street                         300 West 15th Street/10th Floor
Little Rock, AR  72201                     Austin, TX  78701

Lawrence C. St. Blanc, Secretary           Sherry A. Quirk, Esq.
Louisiana Public Service Commission        Verner, Liipfert, Bernhard,
Post Office Box 91154                        McPherson and Hand
Baton Rouge, LA 70821-9154                 901 15th Street, NW / Suite 700
                                           Washington, DC  20005-2301

William Bruce McKinley, Esq.               Frank Spencer, Esq.
Mississippi Public Service Commission      Assistant Attorney General
Walter Sillers State Office Building       Mississippi Attorney General's Office
550 High Street / 19th Floor               Post Office Box 22947
Jackson, MS  39215                         Jackson, MS  39225

George W. Fleming, Esq.                    Mr. James Galloway, Filing Clerk
Mississippi Public Utilities Staff         Central Records - PUCT
Post Office Box 1174                       1701 N. Congress
Jackson, MS  39215                         Austin, TX  78711

Mr. Kelley P. Meehan, Deputy Director      Hon. Emma J. Williams, Clerk of
City Council Utilities Regulatory Office     Council
Room 6E07, City Hall                       City of New Orleans
1300 Perdido Street                        Room 1E04, City Hall
New Orleans, LA 70112                      1300 Perdido Street
                                           New Orleans, LA 70112


                                 Entergy Corporation



                                 By:  /s/ Nathan E. Langston
                                        Nathan E. Langston
                                  Senior Vice President and Chief
                                        Accounting Officer


Dated:  May 29, 2002